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                                                                 EXHIBIT 10.9
                                                                 EXECUTION COPY





                             AVONDALE INCORPORATED

                            SHAREHOLDERS' AGREEMENT

                  THIS SHAREHOLDERS' AGREEMENT dated as of April 29, 1996 by and among Avondale Incorporated, a Georgia corporation (the "Company"), each of the investors listed on the Schedule of Investors attached hereto (the "Investors"), each of the shareholders listed on the Schedule of Existing Shareholders attached hereto (the "Existing Shareholders") and Clipper Capital Partners, L.P., in its capacity as Purchaser Representative under this Agreement (in such capacity, the "Purchaser Representative"). The Investors and the Existing Shareholders are collectively referred to as the "Shareholders" and individually as a "Shareholder." Except as otherwise set forth herein, capitalized terms used herein are defined in paragraph 8 hereof.

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are purchasing shares (the "Purchased Shares") of the Company's Class A Common Stock, par value $.01 per share, pursuant to a Stock Purchase Agreement, dated as of March 31, 1996, among the Investors and the Company (the "Purchase Agreement"); and

                  WHEREAS, the Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board") and committees thereof and (ii) and agreeing upon certain matters with respect to the Purchased Shares. The execution and delivery of this Agreement by the Company and the Existing Shareholders is a condition to the Investors' purchase of the Purchased Shares pursuant to the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1.        Board of Directors.

                  (a) From and after the Closing (as defined in the Purchase Agreement) and as long as the Investors shall

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beneficially own at least 1,000,000 Shares, each Shareholder shall vote all of his, her or its Shares which are voting shares and any other voting securities of the Company over which such Shareholder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                (i) one representative (the "Investor Director") designated by Clipper Equity Partners I, L.P. (the "Fund"), or by the Purchaser Representative if the Fund shall cease to own Shares, shall be elected to the Board;

                (i) the Board shall maintain at all times an audit committee and a compensation committee, and the Investor Director shall serve on each such committee;

                (iii) the removal from the Board (with or without cause) of any representative designated hereunder by the Fund or the Purchaser Representative, whichever is then entitled to designate the Investor Director under clause (i) above, shall be at the written request of the Fund or the Purchaser Representative, as applicable, but only upon such written request and under no other circumstances; and

                (iv) in the event that any representative designated hereunder by the Fund or the Purchaser Representative, whichever is then entitled to designate the Investor Director under clause (i) above, ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Fund or the Purchaser Representative, as applicable, as provided hereunder.

                (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the Investor Director in connection with attending the meetings of the Board and any committee thereof.

                (c) If the Fund or Purchaser Representative, whichever is then entitled to designate the Investor Director under clause (i) above, fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.


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election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

                (d) In the event Clipper Equity Partners I, L.P. owns Shares but neither the Fund nor the Purchaser Representative is entitled to appoint the Investor Director pursuant to clause (i) above, Clipper Equity Partners I, L.P. shall have the right to routinely consult with management of the Company at reasonable times and upon reasonable notice.

                (e) For the purposes of this Agreement, references herein to specified numbers of Shares shall be appropriately adjusted to reflect any stock splits, reverse stock splits, stock dividends, recapitalizations, merger or consolidations occurring after the date hereof.

                2.        Representations and Warranties.

                (a)  Representations and Warranties of Shareholders.
Each Shareholder represents and warrants that (i) such Shareholder is the record owner of the number of Shares set forth opposite its name on the Schedule of Investors or Schedule of Existing Shareholders attached hereto,
(ii) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, and (iii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, or which is violated by this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                (b)  Representations and Warranties of the Company.
The Company represents and warrants to each Shareholder that (i) it is a corporation duly organized, validly existing and in good standing under the laws of Georgia and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to be so qualified would not have a material adverse effect upon the Company or its business, (ii) it possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement,
(iii) this Agreement has been duly authorized, executed and


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delivered by it and constitutes the valid and binding obligation of it enforceable in accordance with its terms, (iv) it is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its or any of its Subsidiaries' capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Felker Agreement and certain agreements to repurchase shares of its Class A Common Stock from certain of its management employees, (v) to the best of the Company's knowledge, there are no agreements which will survive the Closing (as defined in the Purchase Agreement) among the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for this Agreement and the Felker Agreement and (vi) the copies of the Company's Articles of Incorporation and Bylaws which have been furnished to the Purchaser Representative reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                3.        Preemptive Rights.

                (a) Except for issuances of Common Stock (i) to the employees of the Company or its Subsidiaries pursuant to a stock option plan approved by the compensation committee of the Board, (ii) as consideration in connection with the acquisition of another company or business, to the seller thereof or (iii) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to the Investors a portion of such stock or securities equal to the quotient determined by dividing (1) the number of Shares held by the Investors by (2) the total number of shares of Outstanding Common Stock (the "Additional Shares"). The Investors shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the Investors shall be payable by wire transfer of immediately available federal funds.

                (b) In order for the Investors to exercise their purchase rights hereunder, the Purchaser Representative must, within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the


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Company describing its election hereunder. The Purchaser Representative's notice shall set forth the number or amount of securities to be purchased by each Investor (which may be allocated among the Investors as they shall determine).

                (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such stock or securities which the Investors have not elected to purchase during the 135 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors. The closing of the sale of the Additional Shares to the Investors shall occur on the date of consummation of the sale of such stock or securities to the purchasers thereof. Any stock or securities offered or sold by the Company after such 135-day period must be reoffered to the Investors pursuant to the terms of this paragraph 3.

                (d) Any Additional Shares acquired by the Investors pursuant to this paragraph 3 shall be subject to the provisions of this Agreement and the Registration Rights Agreement.

                4.        Tag Along/Drag Along Provisions.

                (a) Tag Along. At least 10 days prior to any Transfer of Shares (other than pursuant to a Public Sale) by any of the Existing Shareholders, the Existing Shareholder or Shareholders making such Transfer (each, a "Transferor") shall deliver a written notice (the "Sale Notice") to the Company and the Purchaser Representative specifying in reasonable detail the identity of the prospective transferee(s), the number of Shares to be transferred and the terms and conditions of the Transfer. The Investors may elect, in such proportions as they shall determine, to participate in the contemplated Transfer at the same price per Share and on the same terms by delivering written notice to the Transferor within 10 days after delivery of the Sale Notice. If the Investors have elected to participate in such Transfer, the Transferor and the Investors (as a group) shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shares equal to the product of (i) the quotient determined by dividing the percentage of Shares owned by such Person(s) by the aggregate percentage of Shares owned by the Transferor and the Investors (as a group) and (ii) the number of Shares to be sold in the contemplated Transfer.

       For example, if the Sale Notice contemplates a sale of 90 Shares by the Transferor, and if the Transferor at such time owns 20% of all Shares, one or more Investors


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       elects to participate and the Investors as a group own 10% of all
       Shares, the Transferor would be entitled to sell 60 shares (20% / 30% x 90 shares) and the Investors would be entitled to sell 30 shares (10% / 30% x 90 shares).

The Transferor shall use its commercially reasonable efforts (which shall not require the payment of money) to obtain the agreement of the prospective transferee(s) to the participation of the Investors in any contemplated Transfer, and the Transferor shall not transfer any of its Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Investors. Each Investor transferring Shares pursuant to this paragraph 4(a) shall be obligated to join on a pro rata basis (based on the number of Shares to be sold to the transferee(s)) in any indemnification or other obligations that the Transferor reasonably agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder's title to and ownership of Shares; provided that no Investor shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such Investor in connection with such Transfer).

                (b)  Rights to Compel Sale.

                (i) If the Existing Shareholders propose to sell all or any portion of their Shares in any arm's length transaction or any series of related arm's length transactions in which Shares in an amount greater than 50% of the Outstanding Common Stock held by Persons other than the Investors will be sold to a third party, the Existing Shareholders may require the Investors to sell the Pro Rata Share of the aggregate number of Shares owned by Investors (the "Investor Shares") to such third party for the same per Share consideration and otherwise on the terms and conditions provided in this paragraph 4(b).

                (ii) The Existing Shareholders shall send written notice of the exercise of their rights pursuant to this paragraph 4(b) to each of the remaining Shareholders (the "Drag Along Notice"), setting forth the percentage of the Outstanding Common Stock held by Persons other than the Investors to be transferred (the "Pro Rata Share"), the consideration per Share to be paid by a third party



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       purchaser and the other terms and conditions of the transaction. Within
       10 days following the date of the Drag Along Notice, the Purchaser Representative shall deliver certificates representing the Investor Shares, duly endorsed, together with all other documents required to be executed in connection with such transactions. If the Purchaser Representative should fail to deliver such certificates, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this paragraph 4(b) and that such Shares shall be transferred only to the third party purchaser upon surrender for transfer by the holder thereof.

                (iii) Simultaneously with the consummation of the sale of the Shares pursuant to this paragraph 4(b), the Existing Shareholders shall promptly, but in any event not later than three business days thereafter, remit to the Purchaser Representative the total sales price of the Investor Shares sold pursuant thereto (which may be net of any expenses, escrow amounts or other charges that are borne on a pro rata basis by all of the selling Shareholders); and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Purchaser Representative.

                (iv) The purchase from the Investors pursuant to this paragraph 4(b) shall be the same date of transfer and on the same terms and conditions as are to be received by the Existing Shareholders, which date, terms and conditions shall be stated in the Drag Along Notice (provided, however, that if any securities are to be received by the Shareholders in connection with such sale, each Shareholder will have the right to receive non-voting securities).

                (c) Termination of Restrictions. The restrictions set forth in this paragraph 4 shall continue with respect to each Share held by the Shareholders until the earlier of (i) the date on which such Share has been transferred in a Public Sale or a Sale of the Company, (ii) the date on which such Share has been transferred pursuant to this paragraph 4 or (iii) the consummation of a Qualified Public Offering.

                5. Holdback Agreement. Each Existing Shareholder agrees that it shall not effect any public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act), or any securities convertible into or exchangeable or exercisable for such securities, during the seven



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days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration (as defined in the Registration Rights Agreement), except as part of such underwritten Demand Registration, unless the underwriters managing such Demand Registration otherwise agree in writing.

                6. Legends. (a) Except as provided in paragraph (b) below, each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares after such transfer) shall bear the following legends:

                "THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE
                SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED AS OF APRIL 29, 1996 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SHAREHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE SHAREHOLDERS' AGREEMENT."

The legends set forth above shall be removed from the certificates evidencing any shares which cease to be Shares.

                (b) Nothwithstanding the provisions of paragraph (a) above, the Company shall imprint the legends on certificates evidencing Shares held by the Existing Shareholders outstanding as of the date hereof only at such time as such Shares are surrendered to the Company for exchange or upon the transfer of any such Shares (if such shares remain Shares after such transfer).





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                (c)   The Company agrees that it shall make an entry in its
stock record books to the effect that the outstanding Shares held by the Existing Shareholders as of the date hereof are subject to the terms of this Agreement. Further, the Company agrees that it shall not issue any shares either in exchange for or upon the transfer of any Shares unless the certificates evidencing such shares (to the extent such shares remain Shares after such transfer) are imprinted with the legends set forth in paragraph (a) above.

                7. Transfer. Prior to transferring any Shares (other than pursuant to a Public Sale or a Sale of the Company) to any Person, the transferring Shareholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement.

                8.    Definitions.

                      "Affiliate" has the meaning ascribed to it in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended from time to time.

                      "Board" has the meaning set forth in the recitals.

                      "Class A Common" means the Company's Class A Common Stock, par value $.01 per share.

                      "Class B Common" means the Company's Class B Common Stock, par value $.01 per share.

                      "Common Stock" means the Company's Class A Common, and the Company's Class B Common Stock.

                      "Company" has the meaning set forth in the preamble.

                      "Drag Along Notice" has the meaning set forth in paragraph 4(b)(ii).

                      "Existing Shareholders" has the meaning set forth in the preamble.

                      "Felker" means G. Stephen Felker.

                      "Felker Agreement" means the Felker Shareholder Agreement, dated as of July 11, 1986, as amended on or prior to the date hereof, between the Company and Felker.



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                      "Independent Third Party" means any Person who,
immediately prior to the contemplated transaction, does not own 5% or more of any class of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not among any such 5% Owner's Family Group.

                      "Investors" has the meaning set forth in the preamble.

                      "Investor Director" has the meaning set forth in paragraph 1(a)(i).

                      "Outstanding Common Stock" means, as of any date of determination, the aggregate number of shares of Common Stock then outstanding on a fully-diluted basis taking into account any and all options, warrants or other rights requiring the Company to issue any shares of Common Stock, and any other securities of the Company then outstanding and exercisable or exchangeable for, or convertible into, any shares of Common Stock.

                      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                      "Pro Rata Share" has the meaning set forth in paragraph 4(b)(ii).

                      "Public Sale" means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                      "Purchase Agreement" has the meaning set forth in the recitals.

                      "Purchased Shares" has the meaning set forth in the recitals.

                      "Purchaser Representative" means Clipper Capital
Partners, L.P. or a Person designated by the holders of a majority of the Shares owned by the Investors.

                      "Qualified Public Offering" means the sale of the Company's Common Stock in an underwritten initial public offering registered under the Securities Act that results in (i) net proceeds to the Company and the selling shareholders of at least


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$30 million or (ii) the sale of more than 50% of the total number of shares of
Class A Common Stock then owned by the Purchasers.

                      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Investors, as such agreement may from time to time be amended, modified or otherwise supplemented pursuant to the terms thereof.

                      "Sale Notice" has the meaning set forth in paragraph 4(a).

                      "Sale of the Company" means a transaction involving an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                       "Securities Act" means the Securities Act of 1933, as amended from time to time.

                       "Shares" means (i) any Common Stock purchased or otherwise acquired by any Shareholder and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Shares, such shares shall cease to be Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

                       "Shareholders" has the meaning set forth in the preamble.

                       "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a




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combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

                       "Transfer" means any sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law) of Shares by a Shareholder, except pursuant to a Public Sale or a Sale of the Company.

                       "Transferor" has the meaning set forth in paragraph 4(a).

                       9. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

                       10.        Termination of Agreement.  The parties
hereto agree that this Agreement shall terminate upon the earlier of (i) twenty years from the date hereof or (ii) the consummation of a Qualified Public Offering; provided, however, that the voting agreement provisions contained in paragraph 1(a) shall terminate ten years from the date hereof, if this Agreement has not otherwise terminated; provided further, however, that at any time within two years prior to the termination of the voting agreement contained in paragraph 1, the parties hereto may extend its duration for an additional period not to exceed ten years, by a written instrument executed by such parties.

                       11.       After-Acquired Shares.  All of the
provisions of this Agreement shall apply to all of the shares of Common Stock now owned by or which may be issued or transferred hereafter to any of the parties hereto or any Persons who are required hereby to become parties hereto in consequence of any additional issuance, purchase, exchange, conversion or reclassification of shares of Common Stock, corporate reorganization, or any form of



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recapitalization, consolidation, merger, share split, share dividend or distribution, or Transfer or which are acquired by such Person in any manner whatsoever.

                       12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Existing Shareholders or the Investors unless such modification, amendment or waiver is approved in writing by each of the Company, the holders of at least two-thirds of the Shares held by all Existing Shareholders, and the Purchaser Representative on behalf of the Investors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereto agree that the addition of new parties to this Agreement (including pursuant to paragraph 7) shall not constitute a modification, amendment or waiver of this Agreement.

                       13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                       14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                       15. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and their successors and assigns.



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                       16.       Counterparts.  This Agreement may be executed
in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                       17. Remedies. The Company, the Investors and the Existing Shareholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Purchaser Representative, any Investor and any Existing Shareholder may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                       18. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by certified mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules attached hereto and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                                 Avondale Incorporated
                                 506 South Broad Street
                                 Monroe, Georgia  30655
                                 Telephone:  (404) 267-2226
                                 Attention:  G. Stephen Felker

                                 with a copy to:

                                 King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia  30303-1763
                                 Telephone:  (404) 572-4600
                                 Attention:  Michael J. Egan III, Esq.

                       19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                       20.       Business Days.  If any time period for
giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                       21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                *   *   *   *

                            IN WITNESS WHEREOF, the parties hereto have
executed this Agreement on the day and year first above written.

                                             AVONDALE INCORPORATED

                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------

                                   INVESTORS


Clipper Capital Associates, L.P.                              Clipper Equity Partners I, L.P.
By: Clipper Capital Associates, Inc.                          By: Clipper Capital Associates, L.P.
    its general partner                                           its general partner
                                                                  By: Clipper Capital Associates, Inc.
                                                                       its general partner


By:                                                           By:
    ---------------------------------------                       --------------------------------------
    Name:  Eugene P. Lynch                                        Name:  Eugene P. Lynch
    Title: Attorney-in-Fact                                       Title: Attorney-in-Fact



Clipper/Merchant Partners, L.P.                               Clipper/European Re, L.P.
By: Clipper Capital Associates, L.P.                          By: Clipper Capital Associates, L.P.
    its general partner                                           its general partner
    By: Clipper Capital Associates, Inc.                          By: Clipper Capital Associates, Inc.
         its general partner                                           its general partner


By:                                                           By:
    -----------------------------------                           ---------------------------------
    Name:  Eugene P. Lynch                                        Name: Eugene P. Lynch
    Title: Attorney-in-Fact                                       Title:Attorney-in-Fact


Clipper/Merban, L.P.                                          CS First Boston Merchant Investments
By: Clipper Capital Associates, L.P.                          1995/96, L.P.
    its general partner                                       By: Merchant Capital, Inc.
       By: Clipper Capital Associates, Inc.                       its general partner
            its general partner

 By:                                                           By:
     -------------------------------------                         -------------------------------
     Name:  Eugene P. Lynch                                        Name:  Eugene P. Lynch
     Title: Attorney-In-Fact                                       Title: Attorney-in-Fact


                             EXISTING SHAREHOLDERS



                                         ------------------------
                                         G. STEPHEN FELKER


                                         FELKER INVESTMENTS, LTD.


                                         by:
                                             --------------------
                                             G. Stephen Felker
                                             General Partner

                               LIST OF INVESTORS



                                                              Number
          Name and Address                                  of Shares
            of Purchaser                                  Initially Held
          ----------------                                --------------
          Clipper Capital Associates, L.P.
          12 East 49th Street
          New York, NY  10017

          Clipper/Merchant Partners, L.P.
          12 East 49th Street
          New York, NY  10017

          Clipper/Merban, L.P.
          c/o CITCO
          De Ruterkade 62
          P.O. Box 812
          Curacao, Netherlands Antilles

          Clipper Equity Partners I, L.P.
          12 East 49th Street
          New York, NY  10017

          Clipper/European Re, L.P.
          c/o CITCO
          De Ruterkade 62
          P.O. Box 812
          Curacao, Netherlands Antilles

          CS First Boston Merchant
           Investments 1995/96, L.P.
          Park Avenue Plaza
          55 East 52nd Street                             ---------
          New York, NY  10055                    Total    2,222,223


                        LIST OF EXISTING SHAREHOLDERS





          Name and Address of
          Existing Shareholder           Number of Shares   Class of Shares
          --------------------           ----------------   ---------------
          G. Stephen Felker                 1,000,000       Class A Common Stock
          c/o Avondale Incorporated           978,939       Class B Common Stock
          506 South Broad Street

          Monroe, Georgia 30655
          Felker Investments Ltd.           2,093,750       Class A Common Stock
          c/o Avondale Incorporated
          506 South Broad Street
          Monroe, Georgia 30655